As filed with the Securities and Exchange Commission on February 14, 2025

Registration No. 333-265629

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-2496053
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

982 Keynote Circle

Brooklyn Heights, OH 44131

(216) 676-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew J. Renacci

GrafTech International Ltd.

Interim Chief Legal Officer and Corporate Secretary

982 Keynote Circle

Brooklyn Heights, OH 44131

(216) 676-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kimberly J. Pustulka

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Fax: (216) 579-0212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-265629 of the registrant filed with the Securities and Exchange Commission on June 15, 2022 (the “Registration Statement”) hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

In accordance with the registrant’s undertaking in Part II, Item 17 of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, GrafTech International Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Brooklyn Heights, State of Ohio on February 14, 2025.

GRAFTECH INTERNATIONAL LTD.

By:	/s/ Timothy K. Flanagan
Name:	Timothy K. Flanagan
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Timothy K. Flanagan Timothy K. Flanagan	Chief Executive Officer and President (Principal Executive Officer) and Director	February 14, 2025

/s/ Rory O’Donnell Rory O’Donnell	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	February 14, 2025

* Henry R. Keizer	Chairman and Director	February 14, 2025

* Michel J. Dumas	Director	February 14, 2025

* Debra Fine	Director	February 14, 2025

* Jean-Marc Germain	Director	February 14, 2025

* Anthony R. Taccone	Director	February 14, 2025

*

The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors of the registrant pursuant to powers of attorney executed by such directors.

Date: February 14, 2025	By:	/s/ Timothy K. Flanagan
	Name:	Timothy K. Flanagan
	Title:	Attorney-in-Fact